                                                                   Exhibit 10.12
--------------------------------------------------------------------------------

                            Hurray! Holding Co., Ltd.

                                       and

                        Funway Investment Holdings, Ltd.

                                   ----------

                       Agreement on Transfer of Shares of
                 Beijing Enterprise Mobile Technology Co., Ltd.

                                   ----------

                                  April 8, 2004

--------------------------------------------------------------------------------


This Agreement is executed on April 8, 2004 in Beijing by the following parties.

Party A: Hurray! Holding Co., Ltd.

Registered Address: Coden Trust Company (Cayman) Limited, Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681GT, George Town, Grand Cayman, Cayman Islands

(hereinafter referred to as the "Transferee")

Party B: Funway Investment Holdings, Ltd.

Registered Address: Romasco Place, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands

(hereinafter referred to as the "Transferor")

WHEREAS:

     1. Beijing Enterprise Mobile Technology Co., Ltd. (hereinafter the "Enterprise Mobile") is a Sino-foreign joint venture legally established and validly existing under Chinese laws, its registered capital is US$410,000.

     2. As of the Date of Establishment of the Transferor's Equity
Interests, Funway Investment Holdings Ltd. has contributed US$41,000, making it owner of 10 percent equity interests in Enterprise Mobile, and legally entitled to all shareholder rights in light of its capital contribution.

     3. The Transferee is a legal person legally established and validly existing under the laws of Cayman Islands, and intends to accept all shares of Enterprise Mobile held by the Transferor.

     In consideration of the foregoing share transfer, the parties hereto hereby agree as follows through friendly consultation in accordance with relevant laws and regulations and in the spirit of mutual benefit, honesty and good faith:

--------------------------------------------------------------------------------

I. Share Transfer

     1. The Transferor agrees to transfer all of its shares of Enterprise Mobile owned by the Transferor as if the Date of Establishment of the Transferor's Equity Interests to the Transferee according to terms and conditions of this Agreement. The Transferee agrees to accept such shares according to terms and conditions of this Agreement (hereinafter "Share Transfer").

     2. After Share Transfer becomes effective, the Transferee shall become the legal owner of the shares contemplated to be transferred hereunder pursuant to this Agreement, having all rights and obligations in respect of the shares contemplated to be transferred hereunder (such rights including all rights, interests and duties in respect of its contribution). The Transferor shall not have any right, obligation or responsibility in respect of the shares contemplated to be transferred hereunder, unless otherwise provided in this Agreement.

     3. The parties hereto agree to effect all procedures in respect of Share Transfer according to the terms and time provided under this Agreement, including without limitation securing approval documents for Share Transfer/acceptance according to the laws of their respective incorporation place.

     4. Within 30 days after the execution of this Agreement, the Transferor shall transfer to the Transferee any and all materials held by the Transferor necessary for appropriate exercise of shareholder rights by the Transferee.

II. Share Transfer Price and Payment

     1. The parties hereto agree that the price of Share Transfer is US$10,450,000 (US Dollar Ten Million Four Hundred and Fifty Thousand only) (hereinafter "Share Transfer Price"), among which the Transferee shall pay US$4,450,000 (US Dollar Four Million Four Hundred and Fifty Thousand only) in cash, the remaining US$6,000,000 (US Dollar Six Million Only) shall be paid by issuing to the Transferor 2,134,439 ordinary shares of the Transferee at the par value of US$0.001.

     2. The parties hereto agree that the Transferee shall pay the Share Transfer Price hereunder in the manner set forth below:

          (1) At the date of execution of this Agreement, the transferee shall deliver to

--------------------------------------------------------------------------------

               the Transferor a deposit certificate issued by the Transferee's bank, evidencing that the Transferee is capable to pay the cash portion of the Share Transfer Price as provided hereunder.

          (2) At the date of execution of this Agreement, the Transferee shall deliver to the Transferor Resolution of the Board consenting the issuance of 2,134,439 ordinary shares to the Transferor and repurchase of such shares under circumstances set forth under this Agreement.

          (3) Within five working days after execution of this Agreement, the Transferee shall pay to the Transferor by telegraphic transfer US$2,225,000 (US Dollar Two Million Two Hundred and Twenty Five Thousand Only) in the cash portion of the Share Transfer Price ("First Payment").

          (4) Within five working days after the industrial and commercial bureau effectively accepts application from the Transferee (including its affiliates) for change of registration concerning the purchase of the equity shares of Enterprise Network, the Transferee shall pay to the Transferor by telegraphic transfer US$1,200,000 (US Dollar One Million Two Hundred Thousand Only) in the cash portion of the Share Transfer Price.

          (5) Within five working days after the completion of change of registration at the industrial and commercial bureau in connection with the share transfer of Enterprise Network, the Transferee shall pay to the Transferor by telegraphic transfer US$800,000 (US Dollar Eight Hundred Thousand Only) in the cash portion of the Share Transfer Price.

          (6) Within five working days after the Effective Date of Share Transfer of Enterprise Mobile, the Transferee shall pay to the Transferor by telegraphic transfer US$225,000 (US Dollar Two Hundred and Twenty Five Thousand Only) in the cash portion of the Share Transfer Price.

          (7) Both parties agree that, the Transferee shall issue to the Transferor of 2,134,439 ordinary shares of the Transferee at the par value of US$0.001 within five working days after the completion of change of registration at the industrial and commercial bureau in connection with the share transfer of Enterprise Network.

     3. If the Share Transfer fails to be effective within 90 days after execution of this Agreement by reasons other than those on the part of the Transferee after the Transferee effected the First Payment to the Transferor, the Transferor shall refund the

--------------------------------------------------------------------------------

Transferee full amount of First Payment at the earlier of:

          (1) five workings after the Transferor is expressly informed of the failure of this Agreement to be effective as scheduled;

          (2)  90 days after execution of this Agreement.

     3. The Transferee is currently proposed to publicly offer certain of its shares and be listed on NASDAQ National Market (hereinafter the "Public Listing" or "Listing") in 2004. The shares of Transferee that will be acquired by the Transferor hereunder can only be publicly traded upon completion of appropriate legal procedures, and the Transferee will provide reasonable assistance in obtaining public trading rights for the shares acquired by the Transferor. If for whatever reason the Transferee fails to complete the Listing prior to September 30, 2004, the Transferee shall within five working days after September 30 repurchase 50% of the shares issued to the Transferor at the price of US$3,000,000. If the Transferee fails to complete the Listing prior to December 31, 2004, the Transferee shall within five working days after December 31 repurchase the remaining 50% of the shares issued to the Transferor at the price of US$3,000,000. If the total value of the shares acquired by the Transferor hereunder computing at the Listing price of the Transferee's shares is less than US$6,000,000, the Transferee shall make payment of the balance to the Transferor within five working days after the Listing.

III.  Effective Date of this Agreement and of Share Transfer

     1. This Agreement shall be effective upon execution by the parties hereto or their respective authorized representatives and affixture of seals.

     2. Share Transfer contemplated under this Agreement shall be effective upon realization of all conditions precedent set forth below, and the date of realization shall be the Effective Date of Share Transfer:

          (1) this Agreement is duly executed by the parties hereto or their respective authorized representatives;

          (2) the Share Transfer contemplated hereunder has been approved by the Board of Enterprise Mobile;

          (3) this Agreement and the Share Transfer contemplated hereunder have been approved by the original approval authority of foreign economic

--------------------------------------------------------------------------------

               and trade, and have been issued with approval certificate;

          (4) other shareholders of Enterprise Mobile have issued commitment letter, undertaking to waive the preemption right in respect of the shares to be transferred hereunder; and

          (5) other legal documents required under relevant Chinese laws for the Share Transfer have been appropriately secured and relating procedures or formalities have been validly effected;

          (6) the Transferor becomes the legal shareholder of Enterprise Mobile according to Chinese laws (the "Date of Establishment of the Transferor's Equity Interests");

          (7) the Transferee delivers to the Transferor Resolution of the Board consenting the issuance of 2,134,439 ordinary shares to the Transferor and repurchase of such shares under circumstances set forth under this Agreement;

          (8) both parties have been actively performing their duties and obligations hereunder. There does not exist any act, event or circumstance that constitutes material violation of any provisions of this Agreement or all the representations and commitments by any party hereto.

     3. As of the date of execution of this Agreement, each party shall submit to the other party resolution of the Board consenting the transfer/acquisition of the shares.

     4. The parties hereto shall, in good faith, complete any activities necessary for effecting the Share Transfer provided hereunder within three months after the execution of this Agreement, including without limitation executing or causing third party to execute any document or application, or securing any relevant approval, consent or permit, so as to effect performance of this Agreement.

     5. Both parties agree that the Share Transfer shall not be effective until all conditions precedent set forth in Section 2 of this Article are realized within agreed-upon time. If any of such conditions fails to be realized according to the terms or within the time provided hereunder due to the error of any party, such party shall be liable to compensate any losses or expenses thus incurred to the other party, and the other party has the right to terminate this Agreement therefor.

     6. The parties hereto shall urge and assist Enterprise Mobile to complete procedures for change of registration at relevant industrial and commercial bureau

--------------------------------------------------------------------------------

within 30 days after the execution of this Agreement.

IV. Representations, Covenants and Warranties of the Transferor

     1. As of the date of execution of this Agreement and the Date of Establishment of the Transferor's Equity Interests, Enterprise Mobile is a limited liability company duly organized and validly existing under Chinese laws. The Transferor has duly paid up its subscribed capital in light of capital contribution percentage and secured corresponding share rights according to laws. The Transferor has performed all of its obligations as shareholder in strict compliance with articles of association of Enterprise Mobile.

     2. The Transferor has all rights, powers and authorities to enter into and perform all duties and responsibilities under this Agreement. This Agreement is legally binding upon the Transferor upon execution.

     3. As of the Date of Establishment of the Transferor's Equity Interests, the Transferor legally and actually owns the shares contemplated to be transferred under this Agreement, and is capable in right and action to transfer such shares, and has secured all necessary approvals therefor.

     4. The execution or performance of this Agreement by the Transferor is not in violation of any laws, articles of association, contracts, agreements or any other legal documents which the Transferor is subject to.

     5. As of the Date of Establishment of the Transferor's Equity Interests, the shares contemplated to be transferred are complete and have not been pledged, subject to any preferential right, or any third party interest, or have any other encumbrance.

     6. The balance sheet of Enterprise Mobile and other financial materials and information provided by the Transferor to the Transferee are complete, true and accurate. Except for the liabilities (including actual liabilities and contingent liabilities) disclosed by the Transferor to the Transferee, Enterprise Mobile does not have any other liabilities ("Undisclosed Liabilities"). If there exist any Undisclosed Liabilities, the Transferor shall be fully liable for the repayment thereof. If the Transferee or Enterprise Mobile suffers any loss due to Undisclosed Liabilities, the Transferor shall be liable to fully compensate all damages therefrom.

     7. There does not exist any contractual arrangements between Enterprise

--------------------------------------------------------------------------------

Mobile and Enterprise Network that will result in Enterprise Mobile having any indirect control of Enterprise Network.

     8. There does not exist any breach of law, material administrative punishment or any potential punishment, proceedings or potential proceedings in respect of tax, accounting, employment, insurance and property of Enterprise Mobile

     9. As of the date of execution of this Agreement until the date of completion of registration change at industrial and commercial bureau (including the date of execution of this Agreement and the date of completion of registration change at industrial and commercial bureau), unless prior written consent is secured from the Transferee, the Transferor shall warrant that:

          (1) Enterprise Mobile shall keep normal business operation, and any expenditure in the amount higher than RMB10,000 (including RMB10,000) shall be notified to the Transferee two working days in advance and subject to the approval of the Transferee;

          (2) Except for any change resulting form normal operations of Enterprise Mobile, the assets and financial position of Enterprise Mobile shall not undertake any material change (including without limitation assignment, imposition of any mortgage, pledge, or any third party interest);

          (3) Enterprise Mobile shall not distribute investment gains to the Transferor and other shareholders;

          (4) Except for any prior share transfer agreed-upon by related parties, Enterprise Mobile shall not change its share equity structure or articles of association;

          (5) The Transferor shall use its best endeavors to protect the operation of Enterprise Mobile from any adverse impact; and

          (6) Not to appoint, engage, or remove any director, officer, or other key employee.

     10. The Transferor warrants that, in the event of any dispute between the Transferee and the Japanese shareholders of Enterprise Mobile arising from the execution of this Agreement, the Transferor shall be responsible to resolve such dispute and assume relevant consequences.

     11. Any representation or warranty made by the Transferor under this

--------------------------------------------------------------------------------

Agreement contains no material falsehood or any omissions.

V. Representations, Covenants and Warranties of the Transferee

     1. The Transferee is a legal person duly organized and validly existing under the Laws of Cayman Islands.

     2. The Transferee has full rights to conduct the matters in respect of accepting shares from the Transferor as provided under this Agreement, and has secured all approvals and/or authorizations in respect of execution and performance of this Agreement.

     3. The execution or performance of this Agreement by the Transferee is not in breach of any laws, articles of association, contracts, agreements or other legal documents which the Transferee is subject to.

     4. The Transferee warrants that the fund used in the purchase comes from legal sources, and that it will perform the obligation of paying the Share Transfer Price to the Transferee in strict compliance with the timing and manner as provided under this Agreement. The Transferee further warrants that, if it is unable to fully or timely perform the obligation of paying the Share Transfer Price, the Transferee shall perform relevant payment obligations through its affiliates in China.

     5. The information that the Transferee has already disclosed to the Transferor contains no false, misleading representations or any material omissions.

VI. Confidentiality

     Unless expressly required by relevant Chinese laws and regulations, articles of association, or other applicable laws and regulations, no party shall disclose the terms of this Agreement to any third party other than the parties hereto without the prior written consent of the other party before completion of the transaction contemplated hereunder. This provision does not apply to affiliates of and professionals engaged by the parties hereto.

VII. Fees and Expenses

--------------------------------------------------------------------------------

     1. The parties hereto agree to bear their respective fees incurred for engagement of lawyers, accountants, appraisers, financial advisors and other professionals.

     2. Any taxable liability incurred under the Share Transfer shall be borne by the Transferor and the Transferee respectively according to laws.

     3. Any other expenses occurred in connection with the Share Transfer (including without limitation the expenses relating to change of registration at industrial and commercial bureau) shall be equally shared by the Transferor and the Transferee.

VIII. Other Matters relating and Amendment to this Agreement

     1. The parties hereto agree to further negotiate other matters in respect of this Agreement after execution of this Agreement and enter into supplemental agreement in writing. Such supplemental agreement constitutes an integral part of this Agreement.

     2. Any amendment to this Agreement shall be in writing and signed by both parties. Any amendment or addition shall constitute an integral part of this Agreement.

IX. Breach Liability

     1. Any party hereto shall be deemed in breach of this Agreement if such party:

          (1)  fails to perform any obligation under this Agreement;

          (2) breaches any of its representation, covenant or warranty made under this Agreement; or

          (3) its representation or warranty made under this Agreement is inconsistent with facts or misleading (in good faith or in bad faith).

     2. Under occurrence of such breach, the non-breaching party has the right to require the breaching party to correct within 10 days; if the breaching party fails to correct within the specified time, the non-breaching party has the right to terminate this Agreement and claim damages from the breaching party.

     3. The parties hereto covenant to each other that without prejudice to the right to claim damages by the non-breaching party against the breach of covenant, warranty or obligation by the breaching party under this Agreement, the breaching party shall be

--------------------------------------------------------------------------------

liable to the following damages as required by the non-breaching party:

          (1) A certain sum of damages which is sufficient to restore both parties to the status as if the Agreement is not breached;

          (2) Expenses or costs directly or indirectly incurred by the non-breaching party arising out of the breach of the Agreement (including without limitation litigation, arbitration and/or lawyer fees reasonably incurred by the non-breaching party therefrom).

X. Dispute Resolution

     1. Any dispute arising out of or relating to this Agreement shall be settled by the parties hereto through friendly consultation.

     2. If any dispute is not settled through friendly consultation by the parties hereto within thirty days after the occurrence thereof, such dispute shall be submitted to the China International Economic and Trade Arbitration Commission for arbitration according to its rules then in effect. The award of arbitration is final and binding upon both parties. The seat of the arbitration is in Beijing, China.

     3. If any provision of this Agreement shall be determined to be invalid according to relevant laws, the remaining of this Agreement shall continue to be valid and enforceable.

XI. Applicable Laws

     The execution, validity, interpretation and performance of this Agreement, and dispute resolution thereof shall be governed by relevant laws of China.

XII. Agreement Right

     Neither party shall assign its rights and obligations under this Agreement without prior written consent of the other party. Respective successors and permitted assigns of the parties hereto are subject to provisions of this Agreement.

XIII. Force Majeure

--------------------------------------------------------------------------------

     1. Force Majeure means any occurrence that is uncontrollable, unpredictable or, if predictable, unavoidable by the parties hereto, causing hindrance, impact or delay on the part of either party to perform all or part of its obligations under this Agreement. Such occurrence includes without limitation earthquake, typhoon, flood, fire or other acts of God, war, riot, strike or other similar occurrences. The parties hereto agree and acknowledge that non-performance of this Agreement on the part of either party due to Force Majeure does not constitute the breach provided under Section 1 of Article IX, nor shall the non-performing party be liable to any damages or compensation therefor.

     2. At occurrence of Force Majeure, the affected party shall notify the other party immediately by the most expedient means possible and provide within 15 days documents evidencing the particulars of such occurrence and reasons for non-performance of all or part of this Agreement or delay performance of this Agreement. Then the parties hereto shall negotiate as to whether to delay performance of or terminate this Agreement.

XIV. Entire Agreement

     This Agreement constitutes all representations and agreements between the parties hereto and supersedes all prior oral and written representations, warranties, understandings and agreements between the parties relating to the subject matter of this Agreement. The parties hereto agree and acknowledge that any representation or covenant that is not provided under this Agreement shall not constitute basis of this Agreement and, therefore, shall not be the basis to determine respective rights and obligations of the parties or to interpret terms and conditions of this Agreement.

XV. Notices

     All notices required under this Agreement shall be written in Chinese and delivered by registered mail, telecopy or other telecommunication means. Notices shall be deemed duly given upon arrival at the registered address of the recipient. When delivered by registered mail, the notice shall be deemed to be duly given on the

--------------------------------------------------------------------------------

day of receipt noted on the return receipt. When delivered by telecopy, the notice shall be deemed to be duly given when the delivery is confirmed by the telecopy machine.

     Transferor:          Funway Investment Holdings, Ltd.
     Address:             Room 1702, Tower C, The Grand Pacific Building, A8,
                          Guang Hua Road, Chao Yang District, Beijing
     Zip Code:            100026
     Telephone:           8610-65815339
     Fax:                 8610-65832334
     Person to contact:   Yu Qin

     Transferee:          Hurray! Holdings Co., Ltd.
     Address:             305, China Resources Building, Jianguomen Beidajie,
                          Dongcheng District, Beijing
     Zip Code:            100005
     Telephone:           8610-65188989
     Fax:                 8610-85191531
     Person to contact:   Wang Qindai

XVI. Counterparts

     This Agreement is made in Chinese in six original copies. Each party shall hold one original copy and the remaining copies shall be used for the purpose of approval by authorities and registration at industrial and commercial bureau. Each copy shall have the same legal effect.

XVII. Supplemental Agreement or Attachment

     Upon agreement and valid execution of the parties hereto, other document which supplements or amends this Agreement is an attachment to this Agreement and constitutes an integral part of this Agreement.

--------------------------------------------------------------------------------

                                 Execution Page

                                 (No body text)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above.


By: /s/ Wang Qindai
    ----------------------------------------
Party A: Hurray! Holdings Co., Ltd.

Legal/Authorized Representative: Wang Qindai


By: /s/ Yu Qin
    -------------------------------------
Party B: Funway Investment Holdings, Ltd.

Authorized Representative: Yu Qin